UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way
San Antonio, Texas 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On October 30, 2026, Valero Energy Corporation (the “Company”) issued a press release announcing the execution of a definitive agreement with a subsidiary of LyondellBasell Industries N.V. (“LyondellBasell”) to acquire its approximately 700-acre facility adjacent to the Company’s Houston refinery on the Houston Ship Channel in Texas that operated as a petroleum refinery. A copy of the press release is furnished with this report as Exhibit 99.01 and is incorporated by reference into this Item 7.01.

The Company also prepared a presentation related to the transaction, which will be posted on its Investor Relations website at investorvalero.com. A copy of the presentation is furnished with this report as Exhibit 99.02 and is incorporated by reference into this Item 7.01.

The information in Items 7.01 and 9.01 of this current report on Form 8-K is being furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing. The furnishing of the information in Items 7.01 and 9.01 of this current report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider such information before making an investment or voting decision with respect to any security of the Company or any of its affiliates.

Item 8.01Other Events.

On October 29, 2026, Valero Refining-Texas, L.P., a wholly owned subsidiary of the Company, entered into a definitive agreement to acquire all the outstanding equity interests of LYB Houston Hub Holdings LLC (“LYB Houston”) from a subsidiary of LyondellBasell for a purchase price of $320.5 million, subject to closing adjustments. Closing of the transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and is expected to occur by the end of 2026. LYB Houston indirectly owns an approximately 700-acre facility adjacent to the Company’s Houston refinery on the Houston Ship Channel in Texas that operated as a petroleum refinery.

Safe Harbor Statement

Statements contained in this current report on Form 8-K and Exhibit 99.01 and Exhibit 99.02 attached hereto that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The forward-looking statements in this current report on Form 8-K and Exhibit 99.01 and Exhibit 99.02 attached hereto include statements regarding the expected completion of the acquisition, the expected financial return of the acquisition and any investment, the potential resumption of refining operations at the facility and future investment, and the impact of any such resumption and investment on the Company’s business or financial performance. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the Company’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission. References to website URLs in this current report on Form 8-K are intended to be inactive textual references only.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.01	Press release dated October 30, 2026.

99.02	Transaction presentation.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION (Registrant)

Date:	October 30, 2026	By:	/s/ Homer S. Bhullar
Homer S. Bhullar
Senior Vice President and
Chief Financial Officer

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